Exhibit 4.55

 Power of Attorney

The undersigned, Bin Li, a citizen of the People’s Republic of China (“China” or the “PRC”) whose Identification Card No. is ********, and a holder of 80% of the equity interests in Anhui NIO Data Technology Co., Ltd. (“Anhui NIO Data”) as of the date of this Power of Attorney, hereby irrevocably authorize NIO Holding Co., Ltd. (NIO Holding) to exercise the following rights with respect to all equity interests held by me now and in the future in Anhui NIO Data (“My Equity Interests”), during the term of this Power of Attorney:

NIO Holding or the persons(s) designated by NIO Holding (including without limitation to the directors of NIO Holding and their successors and any liquidator in replacement of such directors, but excluding any non-independent person or person that may cause conflicts of interest) (the “Attorney-In-Fact ”) is hereby authorized, as my sole and exclusive agent with full authority, to act on behalf of myself with respect to all matters concerning My Equity Interests, including without limitation to: 1) convening and attending shareholders’ meetings of Anhui NIO Data; 2) filing all necessary documents with relevant company registry; 3) exercising all of the shareholder’s rights and shareholder’s voting rights that I am entitled to under the laws of the PRC and the articles of association of Anhui NIO Data, including without limitation to the right to receive dividends, sell or transfer or pledge or dispose of My Equity Interests (in part or in whole); 4) representing myself in executing any resolutions and minutes and approving the amendments to the articles of association as a shareholder of Anhui NIO Data on my behalf; and 5) nominating, appointing or removing on behalf of myself the legal representative, directors, supervisors, general managers and other senior management members of Anhui NIO Data and filing a lawsuit or taking other legal actions against such legal representative, directors, supervisors, general managers and other senior management members of Anhui NIO Data when their actions harm the interests of Anhui NIO Data or its shareholders. Without written consent by NIO Holding, I have no right to increase, decrease, transfer, re-pledge, or by any other manner to dispose of or change My Equity Interests.

For the purpose of entrusting the rights under this Power of Attorney, NIO Holding or the person(s) designated by NIO Holding have the right to know all kinds of relevant information including but not limited to the information about the corporate operation, business, customers, finance, and employees of Anhui NIO Data, for which I shall provide appropriate assistance at request.

I, without the prior written consent of NIO Holding, will not directly or indirectly participate in, engage in, involve or own, or use any information obtained from NIO Holding and Anhui NIO Data to participate in, engage in, involve or own any business that may compete with NIO Holding, Anhui NIO Data or its affiliated companies or main businesses, nor will I hold any interests or gain benefits from any business that may compete with NIO Holding, Anhui NIO Data or its affiliated companies or main businesses. For the avoidance of doubt, this Power of Attorney shall not be considered an authorization for me or other non-independent persons or persons that may cause conflicts of interest to exercise the rights conferred by this Power of Attorney.

If I become a person with no capacity for civil conduct or a person with limited capacity for civil conduct for any reason, all my guardians shall continue to perform their duties and have their rights, provided that they shall covenant to continue to comply with the terms of this Power of Attorney.

The Attorney-In-Fact shall have the right to, on behalf of myself, execute the Exclusive Option Agreement entered into by and among NIO Holding, Anhui NIO Data and myself on December 12, 2022 and the Equity Pledge Agreement entered into by and among NIO Holding, Anhui NIO Data and myself on December 12, 2022 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”) and all the documents I shall sign as stipulated in the Transaction Documents, and to perform the terms of the Transaction Documents as scheduled. The exercise of such right shall not constitute any restriction or limit on the authority granted hereunder.

All the actions in terms of My Equity Interests conducted by the Attorney-In-Fact shall be deemed as my own actions, and all the documents in terms of My Equity Interests executed by the Attorney-In-Fact shall be deemed to be executed by me, which I shall acknowledge and ratify accordingly.

The Attorney-In-Fact have the right to re-authorize and may, at its own discretion, delegate its rights hereunder to other person or entity in respect of the aforesaid matters without giving prior notice to me or obtaining my consent. The Attorney-In-Fact shall designate a PRC citizen to exercise the aforementioned rights if so required by PRC laws.

Unless otherwise specified in this Power of Attorney, the Attorney-In-Fact has the right to allocate, use or otherwise dispose of cash dividends and other non-cash proceeds generated from My Equity Interests in accordance with my oral or written instructions.

During the entire period when I am a shareholder of Anhui NIO Data, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

In the event of any dispute arising from the performance of this Power of Attorney or in connection with this Power of Attorney, either myself or the Attorney-In-Fact is entitled to submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators to be appointed in accordance with the arbitration rules. The claimant and the respondent shall respectively appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through negotiations or designated by Shanghai International Economic and Trade Arbitration Commission. The arbitration proceedings shall be conducted in Chinese in a confidential manner. The arbitration award shall be final and binding upon the parties thereto. Under appropriate circumstances, the arbitration tribunal or arbitrators may award compensation, injunctive relief in respect of either my or the Attorney-In-Fact’s equities, assets, property interest or land assets (including restriction on conduct of business, restriction or prohibition of transfer or sale of equities or assets), or propose the winding-up of the party concerned in accordance with the dispute resolution clause and/or applicable PRC laws. In addition, in the course of forming the tribunal, either I or the Attorney-In-Fact shall have the right to file an application to any court with competent jurisdiction (including courts in Hong Kong, Cayman Islands and places of incorporation of any party of the Attorney-In-Fact (namely Hefei, China) and places where either my or the Attorney-In-Fact’s main assets are located) for the grant of temporary reliefs. During the arbitration proceeding, this Power of Attorney shall continue to be valid except for the part which is disputed by either the Attorney-In-Fact or me and pending for arbitration.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Equity Interests, which have been authorized to the Attorney-In-Fact through this Power of Attorney, and shall not exercise such rights by myself.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Power of Attorney on December 12, 2022 with immediate effect.

Principal:
Bin LI

By:	/s/ Bin LI

Accepted by:
NIO Holding Co., Ltd. (seal)

By:	/s/ Bin LI
Name:	Bin LI
Title:	Legal Representative

Acknowledged by:
Anhui NIO Data Technology Co., Ltd. (seal)

By:	/s/ Yu QU
Name:	Yu QU
Title:	Legal Representative

Power of Attorney

The undersigned, Lihong Qin, a citizen of the People’s Republic of China (“China” or the “PRC”) whose Identification Card No. is ********, and a holder of 20% of the equity interests in Anhui NIO Data Technology Co., Ltd. (“Anhui NIO Data”) as of the date of this Power of Attorney, hereby irrevocably authorize NIO Holding Co., Ltd. (NIO Holding) to exercise the following rights with respect to all equity interests held by me now and in the future in Anhui NIO Data (“My Equity Interests”), during the term of this Power of Attorney:

NIO Holding or the persons(s) designated by NIO Holding (including without limitation to the directors of NIO Holding, and their successors and any liquidator in replacement of such directors, but excluding any non-independent person or person that may cause conflicts of interest) (the “Attorney-In-Fact ”) is hereby authorized, as my sole and exclusive agent with full authority, to act on behalf of myself with respect to all matters concerning My Equity Interests, including without limitation to: 1) convening and attending shareholders’ meetings of Anhui NIO Data; 2) filing all necessary documents with relevant company registry; 3) exercising all of the shareholder’s rights and shareholder’s voting rights that I am entitled to under the laws of the PRC and the articles of association of Anhui NIO Data, including without limitation to the right to receive dividends, sell or transfer or pledge or dispose of My Equity Interests (in part or in whole); 4) representing myself in executing any resolutions and minutes and approving the amendments to the articles of association as a shareholder of Anhui NIO Data on my behalf; and 5) nominating, appointing or removing on behalf of myself the legal representative, directors, supervisors, general managers and other senior management members of Anhui NIO Data and filing a lawsuit or taking other legal actions against such legal representative, directors, supervisors, general managers and other senior management members of Anhui NIO Data when their actions harm the interests of Anhui NIO Data or its shareholders. Without written consent by NIO Holding, I have no right to increase, decrease, transfer, re-pledge, or by any other manner to dispose of or change My Equity Interests.

For the purpose of entrusting the rights under this Power of Attorney, NIO Holding or the person(s) designated by NIO Holding have the right to know all kinds of relevant information including but not limited to the information about the corporate operation, business, customers, finance, and employees of Anhui NIO Data and have access to relevant information, for which I shall provide appropriate assistance at request.

I, without the prior written consent of NIO Holding, will not directly or indirectly participate in, engage in, involve or own, or use any information obtained from NIO Holding and Anhui NIO Data to participate in, engage in, involve or own any business that may compete with NIO Holding, Anhui NIO Data or its affiliated companies or main businesses, nor will I hold any interests or gain benefits from any business that may compete with NIO Holding, Anhui NIO Data or its affiliated companies or main businesses. For the avoidance of doubt, this Power of Attorney shall not be considered an authorization for me or other non-independent persons or persons that may cause conflicts of interest to exercise the rights conferred by this Power of Attorney.

If I become a person with no capacity for civil conduct or a person with limited capacity for civil conduct for any reason, all my guardians shall continue to perform their duties and have their rights, provided that they shall covenant to continue to comply with the terms of this Power of Attorney.

The Attorney-In-Fact shall have the right to, on behalf of myself, execute the Exclusive Option Agreement entered into by and among NIO Holding, Anhui NIO Data and myself on December 12, 2022 and the Equity Pledge Agreement entered into by and among NIO Holding, Anhui NIO Data and myself on December 12, 2022 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”) and all the documents I shall sign as stipulated in the Transaction Documents, and to perform the terms of the Transaction Documents as scheduled. The exercise of such right shall not constitute any restriction or limit on the authority granted hereunder.

All the actions in terms of My Equity Interests conducted by the Attorney-In-Fact shall be deemed as my own actions, and all the documents in terms of My Equity Interests executed by the Attorney-In-Fact shall be deemed to be executed by me, which I shall acknowledge and ratify accordingly.

The Attorney-In-Fact have the right to re-authorize and may, at its own discretion, delegate its rights hereunder to other person or entity in respect of the aforesaid matters without giving prior notice to me or obtaining my consent. The Attorney-In-Fact shall designate a PRC citizen to exercise the aforementioned rights if so required by PRC laws.

Unless otherwise specified in this Power of Attorney, the Attorney-In-Fact has the right to allocate, use or otherwise dispose of cash dividends and other non-cash proceeds generated from My Equity Interests in accordance with my oral or written instructions.

During the entire period when I am a shareholder of Anhui NIO Data, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

In the event of any dispute arising from the performance of this Power of Attorney or in connection with this Power of Attorney, either myself or the Attorney-In-Fact may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators to be appointed in accordance with the arbitration rules. The claimant and the respondent shall respectively appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through negotiations or designated by Shanghai International Economic and Trade Arbitration Commission. The arbitration proceedings shall be conducted in Chinese in a confidential manner. The arbitration award shall be final and binding upon the parties thereto. Under appropriate circumstances, the arbitration tribunal or arbitrators may award compensation, injunctive relief in respect of either my or the Attorney-In-Fact’s equities, assets, property interests or land assets (including restriction on conduct of business, restriction or prohibition of transfer or sale of equities or assets), or propose the winding-up of the party concerned in accordance with the dispute resolution clause and/or applicable PRC laws. In addition, in the course of forming the tribunal, either I or the Attorney-In-Fact shall have the right to file an application to any court with competent jurisdiction (including courts in Hong Kong, Cayman Islands and places of incorporation of any party of the Attorney-In-Fact (namely Hefei, China) and places where either my or the Attorney-In-Fact’s main assets are located) for the grant of temporary reliefs. During the arbitration proceeding, this Power of Attorney shall continue to be valid except for the part which is disputed by either the Attorney-In-Fact or me and pending for arbitration.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Equity Interests, which have been authorized to the Attorney-In-Fact through this Power of Attorney, and shall not exercise such rights by myself.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Power of Attorney on December 12, 2022 with immediate effect.

Principal:
Lihong Qin

By:	/s/ Lihong Qin

Accepted by:
NIO Holding Co., Ltd. (seal)

By:	/s/ Bin LI
Name:	Bin LI
Title:	Legal Representative

Acknowledged by:
Anhui NIO Data Technology Co., Ltd. (seal)

By:	/s/ Yu QU
Name:	Yu QU
Title:	Legal Representative